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                                                                      Exhibit 11


                   Trigen Energy Corporation and Subsidiaries
                        Computation of Earnings Per Share
                      (In thousands, except per share data)

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

                                                                          Year ended December 31,
                                                ----------------------------------------------------------------------------
                                                  1999              1998              1997             1996            1995
                                                -------           -------           -------          --------        -------


Basic earnings per common share
----------------------------------------------

Earnings before extraordinary item              $16,108            $6,557            $5,025           $14,051        $10,564

Average equivalent shares
   Common shares outstanding                     12,049            12,007            12,011            11,612         11,390

Basic earnings per common share                 $  1.34           $  0.55           $  0.42          $   1.21      $    0.93


Diluted earnings per common share
----------------------------------------------

Earnings before extraordinary item
   and cumulative effect of a change in
   accounting principles                        $16,108           $ 6,557           $ 5,025          $ 14,051      $  10,564

Average equivalent shares
   Common shares outstanding                     12,049            12,007            12,011            11,612         11,390
   Stock options and restricted
       stock                                         99                 2               119                82             --
                                                -------           -------           -------          --------      ---------
   Average equivalent shares                     12,148            12,009            12,130            11,694         11,390
                                                -------           -------           -------          --------      ---------

Diluted earnings per common share               $  1.33           $  0.55           $  0.41          $   1.20        $  0.93
                                                -------           -------           -------          --------      ---------

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